SCIOS INC.
                                       AND SUBSIDIARIES
                              Computation of Net Loss Per Share

                              (Calculated in accordance with the
                                  guidelines of item 601 of
                                Regulation S-K. The effect of
                                  stock options on loss per
                                    share is anti-dilutive


                                                                 Nine months ended
                                                                   September 30,
                                                            1996                    1995
                                                      -----------------       -----------------
                                                                    (Unaudited)

PRIMARY:
Average common shares outstanding                           35,885,377              35,469,524
Net effect of dilutive stock options -
    based on treasury stock method                                   0                       0
                                                      -----------------       -----------------
Average common and common equivalent
    shares outstanding                                      35,885,377              35,469,524
                                                      -----------------       -----------------


Net loss                                                 $(19,943,000)           $(21,487,000)
                                                      -----------------       -----------------


Net loss per share                                             ($0.56)                 ($0.61)
                                                      -----------------       -----------------

FULLY DILUTED:
Average common shares outstanding                          35,885,377              35,469,524
Net effect of dilutive stock options -
    based on treasury stock method                                  0                       0
                                                     -----------------       -----------------
Average common and common equivalent -
    shares outstanding                                     35,885,377              35,469,524
                                                      -----------------       -----------------


Net loss                                                 $(19,943,000)           $(21,487,000)
                                                      -----------------       -----------------


Net loss per share                                             ($0.56)                 ($0.61)
                                                      -----------------       -----------------



                        See notes to consolidated financial statements


                                         Exhibit 11.2